Exhibit 99.1

Rocky Mountain Chocolate Factory And Edible Arrangements Extend Partnership to Online Sales

March 23, 2020

DURANGO, CO / ACCESSWIRE / March 23, 2020 / Rocky Mountain Chocolate Factory, Inc. (“Rocky Mountain” or the “Company”) (Nasdaq:RMCF) and Edible Arrangements®, LLC (“Edible”) have extended their long-term strategic alliance and entered into an ecommerce licensing agreement, whereby Edible will sell a wide variety of chocolates, candies and other confectionery products produced by the Company or its franchisees through Edible’s websites. Edible will also be responsible for all ecommerce marketing and sales from the Rocky Mountain corporate website and the broader Rocky Mountain ecommerce ecosystem.

The ecommerce licensing agreement represents the culmination of the previously announced letter of intent between Rocky Mountain and Edible, which was entered into in connection with the long-term strategic alliance between the parties whereby Rocky Mountain became the exclusive provider of certain branded chocolate products to Edible, its affiliates and its franchisees.

"We are excited to further our strategic alliance with Edible and believe Rocky Mountain will realize significant benefits from Edible’s e-commerce expertise," said Bryan Merryman, CEO and Chairman of the Board of Rocky Mountain. “We expect that this new phase of our strategic alliance presents a significant opportunity for growth via increased online sales. In light of the outbreak of coronavirus (COVID-19) we believe that this extension of our alliance will further allow our customers to access our products during this time of unprecedented measures to protect individual and public health. Our franchisees will also be able to participate in the significant ecommerce opportunity by opting into shipping, delivery or pickup options for online customers," concluded Merryman.

“This is an enormous milestone as we continue to evolve the Edible website into a world class ecommerce marketplace showcasing the best gifts, treats and arrangements available for any occasion, anywhere,” said Edible Founder and CEO Tariq Farid. “We look forward to helping Rocky Mountain capitalize on our digital expertise to enhance the experience of their current customers and reach new customers.”

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of March 23, 2020, the Company, its subsidiaries and its franchisees operated 423 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 37 states, Canada, South Korea, Qatar, the Republic of Panama and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

About Edible Brands®

Edible Brands is the parent company of Edible, the world's largest franchisor of stores offering all-natural fruit snacks, dipped treats and fresh fruit arrangements with more than 1,100 locations worldwide. Since its founding in 1999, the company has been recognized as an industry leader, ranking first in its category in Entrepreneur magazine's annual "Franchise 500," Entrepreneur's Top 40 of "Fastest Growing Franchises" and "America's Top Global Franchises" as well as being included among the "Inc. 5000" list of the fastest growing privately-held companies. Edible fresh fruit arrangements, chocolate Dipped Fruit™ and fresh fruit smoothies can be ordered through any local Edible store or online at edible.com. Edible has franchise opportunities available in a number of key markets in the United States and Canada.

Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These statements involve risks and uncertainties. The nature of the Company's operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: achievement of the anticipated potential benefits of the strategic alliance, the Company's ability to provide products to Edible under the Strategic Alliance, Edible’s ability to increase the Company’s online sales, the impact of COVID-19 on the Company’s business, including online sales, changes in the confectionery business environment, seasonality, consumer interest in the Company's products, general economic conditions, the success of the Company's frozen yogurt business, receptiveness of the Company's products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company's co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees either are, or may be, subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company's actual results to differ from the forward-looking statements contained herein, please see the "Risk Factors" contained in Item 1A. of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2019, as amended by the Company's Annual Report on Form 10-K/A for the fiscal year ended February 28, 2019. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

For Further Information, Contact:

Rocky Mountain Chocolate Factory, Inc.

(970) 375-5678

SOURCE: Rocky Mountain Chocolate Factory, Inc.